EXHIBIT 10.2

Accelerated Venture Partners, LLC
1840 Gateway Drive, Suite 200
Foster City, CA 94404

March 7, 2011

Accelerated Acquisitions XI, Inc.
1840 Gateway Drive, Suite 200
Foster City, CA 94404

Re: Tender of shares for cancellation

Gentlemen:

By this letter, the undersigned tenders for cancellation 1,500,000 of the 5,000,000 shares of common stock par value $0.0001 of Accelerated Acquisitions, XI, Inc. (the “Company”) which it holds. Following the cancellation of such shares and the issuance of consulting shares Accelerated Venture Partners, LLC will hold a total of 3,000,000 of the Company’s Common Shares.

Sincerely,

ACCELERATED VENTURE PARTNERS, LLC

By: /s/ Timothy Neher

Timothy Neher, Managing Member